LEASE

1. Parties. This Lease, dated December 1, 1994, for reference purposes only, is made by and between Robert E. Petersen and Margaret McNally Petersen, Trustees of The R. E. and M. M. Petersen Living Trust Dated January 17, 1983 ("Lessor"), and Petersen Publishing Company, a Califomia corporation ("Lessee").

2. Premises. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, for the term, at the rental, and upon all of the terms and conditions set forth herein, that certain real property situated in the County of Los Angeles, State of California, commonly known as 6420 Wilshire Boulevard, Los Angeles, California, and described as Parcel "A", as shown on Parcel Map No. 2377, in the City of Los Angeles, as per map fled in Book 38 Page 7 of Parcel Maps, in the Office of the Recorder of Los Angeles County, California (the "Property"). The Property consists of a 20-story office building, with approximately 207,469 rentable square feet and is herein called the "Premises."

3. Term. The term of this Lease shall be for fifteen (15) years, commencing on December 1, 1994, and ending on November 30, 2009, unless sooner terminated pursuant to any provision hereof.

4. -Rent.

4.1 For the period commencing December 1, 1994 and ending June 30, 1995, an amount equal to Three Hundred Ten Thousand One Hundred Ninety-Four Dollars ($310,194) per month

4.2 For the period commencing July 1, 1995 and ending August 30, 1995, an amount equal to Three Hundred Twenty-Six Thousand Seven Hundred Fifty-Five Dollars ($326,755) per month.

4.3 For the period commencing September 1, 1995 and ending September 30, 1995, an amount equal to Three Hundred Fifty-Nine Thousand Nine Hundred Ninety- Nine Dollars ($359,999) per month.

4.4 For the period commencing October 1, 1995 and ending November 30, 1995, an amount equal to Three Hundred Seventy-Six Thousand Four Hundred Thirty-Eight Dollars ($376,438) per month.

4.5 For the period commencing December 1, 1995 and ending November 30, 1996, an amount equal to Three Hundred Eighty Three Thousand Ten Dollars ($383,010) per month.

4.6 For the period commencing December 1, 1996 and ending November 30, 1997, an amount equal to Three Hundred Eighty-Nine Thousand Six Hundred Ninety- Six Dollars ($389,696) per month.

4.7 For the period commencing December 1, 1997 and ending November 30, 1998, an amount equal to Three Hundred Ninety-Six Thousand Four Hundred Ninety- Seven Dollars ($396,497) per month.

4.8 For the period commencing December 1, 1998 and ending November 30, 1999, an amount equal to Four Hundred Three Thousand Four Hundred Thirty Three Dollars ($403,433) per month.

4.9 For the period commencing December 1, 1999 and ending November 30,2009, rent per month shall be increased by 1 3/4% per mum.

5 Parking. The Premises include four hundred twenty-five (425) parking spaces for vehicles, the designation and location of such spaces to be within the discretion of Lessor. No additional rent shall be due under Paragraph 4 for the use of such parking spaces.

6. -Use.

6.1 Use. The Premises shall be used and occupied for any lawful purpose.

6.2 Compliance With Law. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including, but not limited to, matters pertaining to (a) industrial hygiene, (b) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (c) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy. Lessee shall, within five (5) days after receipt of Lessor’s written request, provide Lessor with copies of all documents and information, including, but not limited to, permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Law specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Law.

6.3 Condition of premises. Lessee hereby accepts the Premises in their condition existing as of the Lease commencement date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and sate laws, ordinances and regulations governing and regulating the use of the Premises, and any covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that neither Lessor nor Lessor's agent have made any representation or warranty as to the present or future suitabiity of the Premises for the conduct of Lessee's business.

7. Maintenance. Repairs and Alterations.

7.1 No Obligation of Lessor. Lessor shall have no obligation whatsoever to replace, repair or maintain any portion of the Property or the Premises. All obligations with respect to the replacement, repair and maintenance of the Property during the term of the Lease shall be the obligation and responsibility of Lessee.

7.2 Lessee’s Obligations.

(a) Lessee, at Lessee's expense, shall replace, repair and maintain in good order and condition, the Property and the Premises and every part thereof (whether or not the damaged portion of the Premises or the means of replacing or repairing the same are reasonably or readily accessible to Lessee) including, without limiting the generality of the foregoing, the foundations, exterior walls and common areas, all plumbing heating, air conditioning (Lessee shall procure and maintain, at Lessee's expense, an air conditioning system maintenance contract), ventilating, electrical and lighting facilities and equipment within the Property and the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights, located within the Premises, and all landscaping, driveways, parking lots, sidewalks, fences and signs located on the Property or in the Premises.

(b) If Lessee fails to perform Lessee's obligations under this Paragraph 7.2 or under any other provision of this Lease, Lessor may, at Lessor's option, enter upon said Premises after ten (10) days' prior written notice to Lessee (except in the case of emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf and put the Premises in good order, condition and repair, and the cost thereof, together with interest thereon at the maximum rate then allowable by law, shall be due and payable as additional rent to Lessor together with Lessee's next rental installment.

(c) On the last day of the term hereof, or any sooner termination Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris.  Lessee shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Notwithstanding anything to the contrary contained in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing on the Premises in good operating condition.

7.3 Alterations and Additions.

(a) Lessee may make any alterations, improvements, additions or Utility Installations in, on or about the Premises, required by Paragraph 6.2 hereof.  Lessor shall have the right to approve any alterations, improvements, additions or Utility Installations costing in excess of Two Hundred Fifty Thousand Dollars ($250.000), and to approve the design (including such matters as finishes) of any such alterations, improvements, additions or Utility Installations, regardless of the cost thereof, which approval shall not be unreasonably withheld or delayed.  As used in this Paragraph 7.3 the term "Utility Installation" shall mean carpeting, window coverings, air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning, plumbing and fencing. Lessor may require that Lessee remove any or all of said alterations, improvements, additions or Utility Installations at the expiration of the term, and restore the Premises to their prior condition.  Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work.  Should Lessee make any alterations, improvements, additions or Utility Installations without the prior notice of Lessor, Lessor may require that Lessee remove any or all of the same, whether or not Lessor's approval was required.

(b) Any alterations, improvements, additions or Utility Installations in or about the Premises that Lessee shall desire to make and which require the consent of Lessor shall be presented to Lessor in written form, with proposed detailed plans. If Lessor shall give its consent, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from appropriate governmental agencies, the furnishing of a copy thereof to Lessor prior to the commencement of the work and the compliance by Lessee of all the conditions of said permit in a prompt and expeditious manner. If a building permit is required for any alterations, improvements, additions or Utility Installations, Lessee shall obtain same at its expense and furnish a copy to Lessor.

(c) Lessee shall pay, when due, all claims for labor and materials furnished or alleged to have been furnished to or for Lessee for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10)days' notice prior to the commencement of any work on the Premises, and Lessor shall have the right to post notices of non-responsibility on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereon against Lessor or the Premises, upon the condition that if Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so.

(d) Unless Lessor requires their removal, as set forth in Paragraph 7.3(a), all alterations, improvements, additions or Utility Installations (whether or not such Utility Installations constitute trade fixtures of Lessee) which may be made on the Premises shall become the property of Lessor and shall remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this Paragraph 7.3(d), Lessee's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Lessee and may be removed by Lessee subject to the provisions of Paragraph 7.2(c).

8. Insurance, Indemnity.

8.1 Liability Insurance. Lessee, at its sole expense, shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing continued single-limit coverage in an amount not less than Ten Million Dollars ($10,000,000) per occurrence with an "Additional Insured Manager or Lessors of Premises" Endorsement and shall contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

8.2 Buildings and Improvements. Lessee, at its sole expense, shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insurance loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by Lenders, if greater. Such policy or policies shall insure against all risks of direct physical loss or damage, including flood and earthquake coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be  demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Such policy shall also cover (a) Lessee's fixtures, equipment and tenant improvements, (b) fire, extended coverage, vandalism and malicious mischief, (c) special extended coverage and (d) plate glass. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of net less than the adjusted U.S. Department of Labor Consumer Price Index for all Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed One Thousand Dollars ($1,000) per occurrence, and Lessee shall be liable for such deductible amount.

8.3 Rental Value. Lessee, at its sole expense, shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one year (including all real estate taxes, insurance costs and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

8.4 Insurance Policies. Insurance required hereunder shall be in companies holding a "BestRating" of at least A+. Lessee shall deliver to Lessor copies of liability and casualty insurance required under Paragraphs 8.1 and 8.2 or certificates evidencing the existence and amounts of such insurance. No such policy shall be cancellable or subject to other modification except after thirty (30) days' prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with the renewals or "binders" thereof, or Lessor may order such insurance and charge the cost of such to Lessee, which amount shall be payable by Lessee upon demand. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8.

8.5 Waiver of Subrogation. Lessee and Lessor each release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this Paragraph 8, which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

8.6 Indemnity. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises, or from the conduct of Lessee's business or from any activity, work or thing done, permitted or suffered by Lessee in or about the Premises or elsewhere, and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action be brought against Lessor by reason of any such clam, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

8.7 Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from fire,steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources and places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee. Lessor shall not be liable for any damage arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located.

9. Damage or Destruction.

9.1 Premises Damage. If at any time during the term of this Lease there occurs Premises Damage, then (unless Paragraph 9.2 applies) Lessee shall, at Lessee's sole cost, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. As used herein, the term "Premises Damage" shall mean damage or destruction to the Premises or Property.

9.2 Total Destruction. If at any time during the term of this Lease there is damage which destroys sixty-six and two-thirds percent (66-2/3%) or more of the Premises, then, at Lessor's option, exercisable within ninety (90) days of such event, this Lease shall automatically terminate as of the date of such total destruction and Lessor shall be entitled to receive all insurance proceeds payable on account of such damage.

9.3 Damage Near End of Term. If at any time during the last six (6) months of the term of this Lease there is damage affecting twenty percent (20%) or more of the rentable square feet of the Premises, Lessor may, at Lessor’s option, cancel and terminate this Lease as of the date of the occurrence of such damage by giving written notice to Lessee of Lessor’s election to do so within sixty (60) days after the date of occurrence of such damage and Lessor shall be entitled to receive all insurance proceeds payable on account of such damage.

9.4 Abatement of Rent: Lessee's Remedies. In the event of damage described in Paragraph 9.1, and Lessee repairs or restores the Premises pursuant to the provisions of this Paragraph 9, the rent payable hereunder for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of rent, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

9.5 Termination -Advance Pavments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance rent and any advance payment made by Lessee to Lessor.

9.6 Waiver. Lessor and Lessee waive the provisions of any statutes which relate to termination of leases when leased property is destroyed and agree that any such event shall be governed by the terns of this Lease.

10. Real Property Taxes.

10.1 Payment of Tax Increase. Lessee shall pay the real property tax, as defined in Paragraph 10.3, applicable to the Premises prior to the delinquency date therefor. Lessee shall also be responsible for any property tax increase.

10.2 Additional Improvements. Lessee shall pay the entirety of any increase in real property tax assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

10.3 Definition of "Real Property Tax”. As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other district improvement thereof, as against any income thereof, and as against Lessor's business of leasing the Premises. The term "real property tax" shall also include any tax fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax fee, levy, assessment or charge hereinabove included within the definition of "real property tax”, "or (ii) the nature of which was hereinbefore included within the definition of "real property tax”, or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a transfer, either partial or total, of Lessor's interest in the Premises or which is added to a tax or charge hereinbefore included within the definition of "real property tax" by reason of such transfer, or (v) which is imposed by reason of this transaction, or any modifications or changes hereto or any transfers hereof.

10.4 Personal Property Taxes

(a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere. When possible, Lessee shall cause trade fixtures, furnishings, equipment and all other personal property to be assessed and bid separately from the real property of Lessor.

(b) If any of Lessee's personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. Utilities. Lessee shall pay for all water, gas, heat, light, power, telephone and all other utilities supplied to the Premises, together with all taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises. Lessee shall also pay the cost of all user fees.

12. Assignment and Subletting.

12.1 Lessors Consent Required. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Lessee's interest in this Lease or in the Premises, without Lessors prior written consent, which Lessor shall not reasonably withhold. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease.

12.2 Lessee Affiliate. Notwithstanding the provisions of Paragraph 12.1 hereof, Lessee may assign or sublet the Premises, or any portion thereof, without Lessors consent, to any corporation which controls, is controlled by or is under common control with Lessee, or to any corporation resulting from the merger or consolidation with Lessee, or to any person or entity which acquires all of the assets of Lessee as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in I11, the obligations of Lessee under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Lessee under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Lessee, the consent of whom shall not be necessary.

12.3 No Release of Lessee. Regardless of Lessor s consent, no subletting or assignment shall release Lessee of Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all the other obligations by Lessee hereunder. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Lessee or successor of Lessee, in performance of any of the terms hereof Lessor may proceed directly against Lessee without the necessity of exhausting remedies against said assignee. Lessor may consent to subsequent assignments or sub-letting of this Lease or amendments or modifications to this Lease with assignees of Lessee, without notifying Lessee, or any successor of Lessee, and without obtaining its or their consent thereto and such action shall not relieve Lessee of liability under this Lease.

12.4 Attorneys' Fees. In the event Lessee shall assign or sublet the Premises, or request the consent of Lessor to any assignment or subletting, or if Lessee shall request the consent of Lessor for any act Lessee proposes to do, then Lessee shall pay Lessor reasonable attorneys' fees and costs incurred in conjunction therewith.

13. Defaults: Remedies.
13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material breach of this Lease by Lessee:

(a) The vacating or abandonment of twenty percent (20%) or more of the rentable square feet of the Premises by Lessee.

(b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three (3) days after written notice thereof from Lessor to Lessee. In the event that Lessor serves Lessee with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes such notice to pay rent or quit shall also constitute the notice required by this Paragraph 13.1(b).

(c) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in Paragraph 13. 1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and there- after diligently prosecutes such cure to completion.

(d) (i) The making by Lessee of any such general arrangement or assignment for the benefit of creditors; (ii) Lessee becomes a "debtor" as defined in 11 U.S.C. -101 or any successor statute thereto (unless, in the case of a petition fled against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. Provided, however, in the event that any provision of this Paragraph 13.l (d) is contrary to any applicable law, such provision shall be of no force or effect.

13.2 Remedies. In the went of any such material default or breach by Lessee, Lessor may at any time thereafter, with or without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a) Terminate Lessee's right to possession of the Premises by any lad means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such went, Lessor shall be entitled to recover from Lessee:  (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided, (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and costs, and that portion of any leasing commission paid by Lessor applicable to the unexpired term of this Lease, and any leasing commission payable with respect to any reletting. The worth at the time of award of the amount referred to in provisions (i) and (i)of this Paragraph 13.2(a) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's default or breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph 13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Paragraph 13.l(c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Paragraph 13.l(c) or (d). In such case, the applicable grace period under Paragraph 13.l(c) or (d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the default within the grater of the two such grace periods shall constitute both an unlawful detainer and a breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

(b) Maintain Lessee's right to possession under Civil Code Section 1951.4, in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor's rights and remedies under this Lease, including the right to recover rent as it becomes due hereunder.
(c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions under the state wherein the Premises are located. Unpaid installments of rent or other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate allowable by law.

(d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee of any obligation under any indemnity accruing under this Lease during the term hereof or by reason of Lessee's possession of the Premises.

13.3 Default by. Lessor shall not be in default unless Lessor fails to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days, except in case of emergency requiring immediate attention, after written notice by Lessee to Lessor and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have theretofore been finished to Lessor in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such sum shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding Paragraph 4 or any other provision of this Lease to the contrary.

13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of rent or any other monetary obligation of Lessee under the terms of this Lease, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance payment, payable at the same time as the rent, as established by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any and all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph 13.5 are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessors demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this Paragraph 13.5 may be intermingled with other moneys of Lessor and shall not bear interest. Lessor shall not be liable for any late payment charges or interest. In the event of a default in the obligations of Lessee to perform under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this Paragraph 13.5 may, at the option of Lessor, be applied to the payment of any monetary default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than fifty percent (50%) of the floor area of the building on the Premises is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing only within ten (10) days after Lessor shall give Lessee written notice of such taking (or in the absence of such notice within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that-the rent shall be reduced in the proportion that the floor area of the building taken bears to the total floor area of the Premises. No reduction of rent shall occur if the only area taken is that which does not have a building located thereon. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance of damages; provided, however, that Lessee shall be entitled to any award for loss or damage to Lessee's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection with such condemnation, repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall pay any amount in excess of such severance damages required to complete such repair.

15. Estoppel Certificate.

15.1 Lessee shall, at any time upon not less than ten (10) days' prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in fill force and effect) and the date to which the rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Lessee's knowledge, any incurred defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Such statement shall also provide a copy of any lease and amendment, the remaining term and the length and timing of any unexercised options, the last day to which rent has been paid, the current monthly rent, and any other matters reasonably requested by lesson and customarily provided by lessees.

15.2 At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee that (a) this Lease is in full force and effect, without modification except as may be reasonably represented by Lessor, (b) there are no uncured defaults in Lessors performance, and (iii) not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Lessee under this Lease.

15.3 If Lessor decides to finance, refinance or sell the Premises, or any part thereof Lessee hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16. Lessors Liability. The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or a lessee's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Lessor herein named (and, in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be biding on Lessor's successors and assigns, only during their respective periods of ownership. Notwithstanding any other provision in this Lease to the contrary, Lessor's liability under this Lease shall cease as to the then fee owner of the Property from and after any sale by such fee owner of the Property. In no case shall Lessor's liability under this Lease exceed its equity interest in the Property and any insurance for Lessee's benefit.

17. Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

18. Interest on Past Due Obligations. Except as expressly herein provided, any amount due to Lessor not paid when due shall bear interest at the maximum rate then allowable by law from the date due, in addition to any late charges due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease, provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

19. Time of Essence. Time is of the essence.

20. Additional Rent. Any monetary obligations due from Lessee to Lessor under the terms of this Lease shall be deemed to be rent.

21. Incorporation of Prior Agreements: Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor any employees or agents of Lessor have made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of said Premises and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, "Hazardous Substances" conditions, as such term is hereinafter defined, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

22. Notice. Any notice, request, demand, instruction or other communication given hereunder by any party must be in writing and will be validly and timely given or made to another party if (i) served personally, (ii) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, (iii) delivered by overnight courier, or (iv) sent by telecopier, to each of the parties as set forth below:

If to Lessor, to:
Robert E. Petersen and Margaret McNally Petersen, Trustees
R E. and M. M.-Petersen Living
Trust Dated January 17, 1983
6420 Wilshire Boulevard
Los Angeles, California 90048
Telecopier: (213) 782-2484

If to Lessee, to:
Petersen Publishing Company
6420 Wilshire Boulevard
Los Angeles, California 90048
Telecopier: (213) 782-2484

If such notice is served personally, such notice will be deemed to be given at the time of such personal service. If notice is served by mail, such notice will be deemed to be given two days after the deposit of same in any United States mail post office box. If such notice is served by overnight courier, such notice will be deemed to be given on the next business day following the acceptance of such notice for delivery by such overnight courier. If such notice is served by telecopier, such notice will be deemed to be given at the time such notice is sent, provided that an additional copy of such notice is sent the same day by another acceptable means of giving notice under this Paragraph 22. Any person entitled to receive notice under this agreement may change the address or telecopier number to which such notice may be sent, by giving notice thereof pursuant to this Paragraph 22.

23. Waivers. No waiver by Lessor of a breach by Lessee of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of any act, shall not be deemed to render unnecessary the obtaining of Lessors consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof; other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessors knowledge of such preceding breach at the time of acceptance of such rent. Any payment given Lessor by Lessee may be accepted by Lessor on account of money or damages due Lessor, not- withstanding any qualifying statements or other conditions made by Lessee in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

24. Recording. Lessee shall not record any memorandum of this Lease.

25. Holding Over. If Lessee, with Lessor's consent remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, but all options and rights of 6rst refusal, if any, granted under the terms of this Lease shall be deemed terminated and of no further effect during said month-to-month tenancy and Base Rent shall be one hundred twenty percent (120%) of the Base Rent last paid by Lessee prior to the expiration of the term for the first three (3) months of Lessee's holding over and one hundred fifty percent (150%) of such Base Rent thereafter.

26. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
27. Covenants and Conditions. Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

28. Binding Effect: Choice of Law. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of Paragraph 16, this Lease shall bid the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

29. Subordination: Attornment: Non-Disturbance.

29.1 Subordination. This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust or other hypothecation or security device (collectively, "Security Device") now or hereafter placed by Lessor upon the property, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation Lessee will give any Lender, whose name and address have been furnished Lessee in writing for such purpose, notice of Lessor default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

29.2 Attornment. Subject to the non-disturbance provisions of Paragraph 29.3,Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (c) be bound by prepayment of more than one month's rent.

29.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as-Lessee is not in breach hereof and attorns to the record owner of the Premises.

29.4 Self-Executing. The agreements contained in this Paragraph 29 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or re6nancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as provided for herein.

30 Attorneys' Fees If Lessor retains the services of attorneys (a) for recovery of possession of the Premises, (b) for recovery of any sum due under this Lease, or (c) to defend any claim by Lessee against Lessor, whether or not suit be filed, then all such costs and expenses, including reasonable attorneys' fees and costs, incurred by Lessor shall be paid by Lessee. If any action or proceeding (including any appeal thereof) is brought by Lessor or Lessee (whether or not such action is prosecuted to judgment) to enforce its respective rights under this Lease or to enforce a judgment ("Action"), (i) the unsuccessful party therein shall pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees and costs to be fixed by the court, and (ii) as a separate right, severable from any other rights set forth in this Lease, the prevailing party therein shall be entitled to recover its reasonable attorneys' fees and costs incurred in enforcing any judgment against the unsuccessful party therein, which right to recover post-judgment attorneys' fees and costs shall be included in any such judgment.

31. Lessors Access. Lessor and Lessors agents shall have the right to enter the Premises at reasonable times for the purposes of inspecting the same, showing the same to prospective purchasers, lenders or lessees, and making such alterations, repairs, improvements or additions to the Premises or the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time during the last one hundred twenty (120) days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Lessee.

32. Auctions. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary contained in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

33. Signs. Lessee shall not place any sign upon the Premises without Lessors prior written consent, which consent shall not be unreasonably withheld or delayed.

34. Merger. The voluntary or other surrender of this Lease by Lessee., or a mutual cancellation thereof or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

35. Quiet Possession. Upon Lessee timely paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee's part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease. The individuals executing this Lease on behalf of Lessor represent and warrant to Lessee that they are fully authorized and legally capable of executing this Lease on behalf of Lessor and that such execution is binding upon all parties holding an ownership interest in the Premises.

36. Security Measures. Lessee hereby acknowledges that the rental payment to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents and invitees from acts of third parties.

37. Easements. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee shall sign any of the aforementioned documents upon request of Lessor and failure to do so shall constitute a material breach of this Lease.

38. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of said party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to pay such sum or any part thereof said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

39. Authority. If Lessee is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor.

40. Royalties. Lessor shall receive any and all royalties from mineral or oil rights.

41. Amendments. This Lease may be modified only in writing, signed by Lessor and Lessee at the time of modification. So long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably requested by an institution, insurance company, or pension plan lender in connection with the obtaining of normal financing or refinancing of the Property.

42. Further Assurances. Each party agrees to execute, whenever and as often as reasonably requested to do so, such other and further documents and instruments as shall be necessary or desirable to further the intentions of the parties to this Lease.

43. Hazardous Substances.

43.1. Reportable Uses Require Consent. The term "Hazardous Substance" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (a) potentially injurious to the public health, safety or welfare, the environment or the Premises, (b) regulated or monitored by any governmental authority, or (c) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances with the express prior written consent of Lessor, which consent may be given or denied in Lessor's sole and absolute discretion, and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.2). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be fled with, any governmental authority. Reportable Use shall also include Lessee's being responsible for the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Law requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessors prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use in not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements).

43.2 Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, is or has come to be located in, on, under or about the Premises, other than as previously consented to be Lessor in writing, Lessee shall immediately give written notice of such fact to Lessor. Lessee shall also immediately give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill release, discharge of or exposure to, any Hazardous Substance or contamination in, on or about the Premises, including, but not limited to, all such documents as may be involved in any Reportable Uses involving the premises.

43.3 Indemnification. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorneys' and consultants' fees and costs arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control, whether before or after the date of execution of this Lease. Lessee's obligations under this Paragraph 43.3 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including attorneys' and consultants' fees and costs and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement, which agreement may be given in Lessor's sole and absolute discretion

IN WITNESS WHEREOF, the parties hereto have executed this Lease at Los Angeles, California on the dates specified immediately adjacent to their respective signatures.

LESSOR:

THE R.E. AND M.M. PETERSEN LIVING TRUST DATED JANUARY 17, 1983

/s/ Robert E. Petersen                                                                           Date: 7/26/1995
Robert E. Petersen, Trustee

/s/ Margaret McNally Petersen                                                                Date: 7/26/1995
Margaret McNally Petersen, Trustee

LESSEE:

PETERSEN PUBLISHING COMPANY, a California Corporation

/s/ [unreadable]                                           Date: 7/24/1995
President

/s/ [unreadable]                                           Date: 7/24/1995
Secretary